UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 24, 2012

United States Steel Corporation

 (Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
(Address of principal executive offices)	(Zip Code)

(412) 433-1121

  (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of United States Steel Corporation (the “Corporation”) was held on April 24, 2012. The following matters were acted upon:

1.	Election of Directors

Frank J. Lucchino, Seth E. Schofield, John P. Surma and David S. Sutherland were elected as Class II directors, to serve terms expiring in 2015, by the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Frank J. Lucchino	63,621,276	1,824,785	429,995	35,190,419
Seth E. Schofield	60,312,559	5,139,359	424,138	35,190,419
John P. Surma	62,254,118	3,240,644	381,294	35,190,419
David S. Sutherland	60,509,203	4,941,652	425,201	35,190,419

Continuing as Class I Directors, with terms expiring in 2014, are Richard A. Gephardt, Glenda G. McNeal and Patricia A. Tracey. Continuing as Class III directors, with terms expiring in 2013, are Dan O. Dinges, John G. Drosdick, John J. Engel and Charles R. Lee.

2.	RATIFICATION OF APPOINTMENT of Independent Registered Public Accounting Firm

The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Corporation was ratified by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
98,914,818	1,605,726	545,931	0

3.	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The results of the non-binding advisory vote to approve the compensation of the named executive officers of the Corporation were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,582,277	22,666,938	626,841	35,190,419

4.	SHAREHOLDER PROPOSAL RECOMMENDING ELIMINATION OF CLASSIFIED BOARD OF DIRECTORS

The results of the non-binding advisory vote on the shareholder proposal recommending elimination of the Corporation’s classified Board of Directors were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,336,407	10,877,375	662,274	35,190,419

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Gregory A. Zovko
Gregory A. Zovko
Vice President & Controller

Dated: April 26, 2012